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                                                                  Exhibit (j)(1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


WE HEREBY CONSENT TO THE USE IN THIS REGISTRATION STATEMENT ON FORM N-1A OF OUR REPORT DATED NOVEMBER 5, 2001, RELATING TO THE STATEMENT OF ASSETS AND LIABILITIES OF THE CREDIT SUISSE INSTITUTIONAL MONEY MARKET FUND, INC., PRIME PORTFOLIO WHICH APPEAR IN SUCH REGISTRATION STATEMENT. WE ALSO CONSENT TO THE REFERENCE TO US UNDER THE HEADING "INDEPENDENT ACCOUNTANTS AND COUNSEL" IN SUCH REGISTRATION STATEMENT.



PRICEWATERHOUSECOOPERS LLP
PHILADELPHIA, PENNSYLVANIA
NOVEMBER 5, 2001